                 Provisions Applicable to the
               15,000,000 Authorized Shares of
                Class B Voting Preferred Stock

The 15,000,000 shares of authorized Class B Voting Preferred Stock, $.01 par value per share, of the Company shall constitute a single class with the following terms, limitations and relative rights and preferences:

     1. Dividends. The holders of any series of the Class B Voting Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, preferential dividends at such rates and payable on such dividend payment dates in each year as shall be established for such series, such dividends to be payable to holders of the Class B Voting Preferred Stock of record on such dates as may be fixed by said Board, but not more than 70 days before each dividend payment date; provided, however, that dividends shall not be declared or paid on any Class B Voting Preferred Stock for any dividend period unless dividends have been or are contemporaneously declared or paid to the same pro rata extent on the outstanding preferred stock of all series of all classes ranking on a parity with the Class B Voting Preferred Stock as to payment of dividends for all dividend periods terminating on the same or an earlier date.

           Dividends on each share of any series of the Class B Voting Preferred Stock shall accrue and be cumulative, if so provided for in such series, from the date of issue thereof or from such other date as may be provided for in such series.

           Whenever dividends payable on the Class B Voting Preferred Stock as provided herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class B Voting Preferred Stock outstanding shall have been paid in full, the Company shall not:

           (a) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Voting Preferred Stock;

           (b) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class B Voting Preferred Stock except dividends paid ratably on the Class B Voting Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

           (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Voting Preferred Stock provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Class B Voting Preferred Stock.

     2. Liquidation. The holders of shares of any series of the Class B Voting Preferred Stock shall receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Company the respective amounts established for such series.
If the net assets of the Company shall be insufficient to pay said amounts in full together with the aggregate liquidation preference for the outstanding shares of preferred stock of all other classes ranking on a parity with the Class B Voting Preferred Stock as to payments upon liquidation, then the entire net assets of the Company shall be distributed among the holders of preferred stock of all such classes, who shall receive a common percentage of the full respective preferential amounts. Neither the consolidation nor the merger of the Company with or into another corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, shall be deemed a liquidation, dissolution or winding up of the Company.

     3. Redemption and Purchase. Subject to any restriction contained in the terms of any particular series of the Class B Voting Preferred Stock, all or any part of any series of the Class B Voting Preferred Stock at any time outstanding may be called for redemption at any time at the applicable redemption price provided for in such series and in the manner herein below provided. All or any part of any series of the Class B Voting Preferred Stock may be called for redemption in accordance with the terms of such series without calling any part or all of any other series of the Class B Voting Preferred Stock. If less than all of any such series of the Class B Voting Preferred Stock is so called, the shares of such series of the Class B Voting Preferred Stock to be called shall be selected by lot or pro rata or by any other means the Board of Directors deems equitable, all as determined by the Board of Directors.

           Except for a mandatory redemption provided for in any series of the Class B Voting Preferred Stock, (i) no call for redemption of less than all of the Class B Voting Preferred Stock outstanding shall be made without paying or setting aside for payment an amount equal to the cumulative dividends accrued and unpaid to the last preceding dividend date on all of the Class B Voting Preferred Stock then outstanding and not called and (ii) no redemption of less than all of the Class B Voting Preferred Stock outstanding shall be made without paying or setting aside for payment an amount equal to the cumulative dividends accrued and unpaid to the dividend date that coincides with or last precedes such redemption date on all the Class B Voting Preferred Stock then outstanding and not called.

           Except as otherwise provided in any series of the Class B Voting Preferred Stock, notice of each such call, specifying the shares called for redemption, the redemption date and the place where the redemption price of the stock so called is payable, and, if any series of such stock is convertible, the date upon which the conversion rights of the shares of such series being redeemed will expire, shall be mailed by or on behalf of the Company not less than 30 days before the redemption date or the date upon which conversion rights of such shares will expire when called for redemption, whichever is earlier, to each holder of stock so called at such holder's address as it appears upon the books of the Company.

           If notice of such call shall have been duly given as aforesaid and if, on or before the redemption date designated in such notice, the funds necessary for the redemption shall have been set aside so as to be and continue to be available therefor, then notwithstanding that any certificate of the Class B Voting Preferred Stock so called for redemption shall not have been surrendered for cancellation, the dividends thereon shall cease to accrue from and after the date of redemption so designated, and all rights with respect to the shares of the Class B Voting Preferred Stock so called for redemption shall forthwith after such redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of such shares without interest.

           The Company may, however, at any time prior to the redemption date specified in the notice of redemption deposit in trust, for the account of the holders of the shares of the Class B Voting Preferred Stock to be redeemed, with a bank or trust company in good standing named in the notice of redemption, all funds necessary for the redemption, and deliver in writing irrevocable instructions and authority directing such bank or trust company on behalf of and at the expense of the Company to cause notice of such redemption to be duly mailed as provided above promptly after receipt of such irrevocable instructions and authority and to pay the redemption price to the holders of the shares of the Class B Voting Preferred Stock to be redeemed, and thereupon, notwithstanding that any certificate for the shares of the Class B Voting Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of the Class B Voting Preferred Stock with respect to which the deposit shall have been made shall no longer be deemed outstanding and all rights with respect to such shares shall cease and terminate, except only the right of the holders thereof to receive from such bank or trust company the redemption price of such shares without interest, and with respect to any series of such stock entitled to conversion rights, to exercise such conversion rights. Any moneys so deposited for the redemption of shares of the Class B Voting Preferred Stock which shall be converted prior to the redemption date shall be repaid to the Company immediately following such conversion. Any amount earned on funds so deposited shall be paid to the Company from time to time.

           Any funds so set aside or deposited, as the case may be, and unclaimed at the end of six years from such redemption date shall be released and repaid to the Company upon its request after which the holders of the shares so called for redemption shall look only to the Company for the payment thereof without interest.

     4. Conversion. Shares of any series of the Class B Voting Preferred Stock may be convertible into or exchangeable for Common Stock or other securities or assets of the Company or any other issuer to the extent, but only to the extent, if any, as may be provided for in such series.

     5. Voting Rights. Subject to the provision for adjustment hereinafter set forth, each share of Class B Voting Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time after July 19, 1996 (a) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) split up or divide the outstanding shares of Common Stock, (c) combine the outstanding shares of Common Stock into a smaller number of shares, or (d) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case, and regardless of whether any shares of Class B Voting Preferred Stock are then issued or outstanding, the number of votes per share to which each holder of shares of Class B Voting Preferred Stock would be entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           Except as otherwise provided herein or by law, the holders of shares of Class B Voting Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

           Except as set forth herein, or as required by law, holders of Class B Voting Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

           The Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Class B Voting Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Class B Voting Preferred Stock, voting separately as a class.

     6. Consolidation, Merger, Etc. (a) In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Class B Voting Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment set forth in subsection (b) of this Section 6, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

           (b) In the event the Company shall at any time after July 19, 1996 (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) split up or divide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case, and regardless of whether any shares of Class B Voting Preferred Stock are then issued or outstanding, the amount per share to which each holder of shares of Class B Voting Preferred Stock would be entitled immediately prior to such event under subsection (a) of this
Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     7. Transfer Agent. The Company shall always have at least one transfer agent for the Class B Voting Preferred Stock, which may be the Company or a bank or trust company in good standing.

             Provisions Applicable to the
        Class B Voting Preferred Stock, Series A

There is hereby established a series of the Company's Class B Voting Preferred Stock, par value $.01 per share, designated and hereinafter referred to as "Class B Voting Preferred Stock, Series A," the authorized number of shares of which series shall be 5,000,000 and the terms of which series shall be as follows:

     1. Dividends. (a) The holders of shares of Class B Voting Preferred Stock, Series A shall be entitled to receive cumulative quarterly dividends payable in cash (or in kind to the extent provided below) on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Class B Voting Preferred Stock, Series A (the "First Quarterly Dividend Payment Date"), in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock on or since the immediately preceding Quarterly Dividend Declaration Date, as defined below, or, with respect to the first Quarterly Dividend Declaration Date, since the first issuance of any share of Class B Voting Preferred Stock, Series A. In the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Declaration Date and the next subsequent Quarterly Dividend Declaration Date, the holders of shares of Class B Voting Preferred Stock, Series A shall be entitled to receive a dividend of $0.01 per share on the next subsequent Quarterly Dividend Payment Date. The Company shall declare a dividend on the Class B Voting Preferred Stock, Series A on the fifth day of March, June, September and December of each year (each such date being referred to herein as a "Quarterly Dividend Declaration Date"), commencing on the first Quarterly Dividend Declaration Date after the first issuance of a share of Class B Voting Preferred Stock, Series A. In the event the Company shall at any time after July 19, 1996 (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) split up or divide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case, and regardless of whether any shares of Class B Voting Preferred Stock, Series A are then issued or outstanding, the amount per share to which each holder of shares of Class B Voting Preferred Stock, Series A would be entitled immediately prior to such event under the first sentence of this
Section 1(a) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (b)  Dividends shall begin to accrue and be
cumulative on outstanding shares of Class B Voting Preferred Stock, Series A from the Quarterly Dividend Payment Date next preceding the date of issue of such shares: (i) unless the date of issue of such shares is prior to the record date for the First Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of the first issuance of a share of Class B Voting Preferred Stock, Series A; or (ii) unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class B Voting Preferred Stock, Series A entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class B Voting Preferred Stock, Series A in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The board of Directors may fix a record date for the determination of holders of shares of Class B Voting Preferred Stock, Series A entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 70 calendar days prior to the date fixed for the payment thereof.

     2.     Redemption.  The shares of Class B Voting Preferred
Stock, Series A shall not be redeemable.

     3. Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution or payment shall be made (a) to the holders of Common Stock or any other shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Voting Preferred Stock, Series A, unless prior thereto, the holders of shares of Class B Voting Preferred Stock, Series A shall have received an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class B Voting Preferred Stock, Series A, except distributions made ratably on the Class B Voting Preferred Stock, Series A and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time after July 19, 1996 (a) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) split up or divide the outstanding shares of Common Stock, (c) combine the outstanding shares of Common Stock into a smaller number of shares, or (d) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case, and regardless of whether any shares of Class B Voting Preferred Stock, Series A are then issued or outstanding, the aggregate amount per share to which each holder of shares of Class B Voting Preferred Stock, Series A would be entitled immediately prior to such event under the provision in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     4. No Conversion Rights. Holders of shares of Class B Voting Preferred Stock, Series A shall have no right to convert such shares into or exchange them for shares of Common Stock, or other securities or assets of the Company or any other issuer.

     5. Reacquired Shares. Any shares of Class B Voting Preferred Stock, Series A purchased or otherwise acquired by the Company in any manner whatsoever shall not be cancelled but shall be held as treasury shares until retired, cancelled or reissued by action of the Board of Directors.

              Provisions Applicable to the 15,000,000
   Authorized Shares of 6.25% Class C Voting Preferred Stock


     1. Designation and Amount. The designation of the series of Class C Voting Preferred Stock created by this Article 1 shall be "6.25% Class C Voting Preferred Stock" (the "PACS"). The authorized number of shares constituting the PACS shall be 15,000,000 and the PACS shall have the following terms, limitations and relative rights and preferences.

     2. Dividends. (a) The holders of outstanding shares of PACS shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cumulative preferential dividends from July 19, 1996, at the rate per share of $4.7578 per annum, in cash payable quarterly in equal amounts (other than with respect to the initial dividend period) on May 15th, August 15th, November 15th, and February 15th of each year (each such date being hereinafter referred to as a "Dividend Payment Date"), or, if any Dividend Payment Date is not a business day, then the Dividend Payment Date shall be the next succeeding business day; provided, however, that with respect to
                         ________  _______
any dividend period during which a redemption occurs, the Company may, at its option, declare accrued dividends to, and pay such dividends on, the redemption date, in which case such dividends would be payable on the redemption date in cash to the holders of the shares of PACS as of the record date for such dividend payment and such accrued dividends would not be included in the calculation of the related Call Price (as hereinafter defined). Each dividend on the shares of PACS shall be payable to holders of record as they appear on the stock register of the Corporation on such record date, not less than 10 nor more than 70 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company. The first dividend payment shall be for the period from July 19, 1996 to August 15, 1996 and the first dividend will be payable on August 15, 1996. Dividends (or amounts equal to accrued and unpaid dividends) payable on shares of PACS for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month.

           Dividends on the shares of PACS will accrue on a daily basis beginning on the date immediately following a Dividend Payment Date (except that, with respect to the initial Dividend Payment Date, dividends on the shares of PACS will accrue beginning on July 19, 1996) whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated unpaid dividends shall not bear interest. Dividends will cease to accrue in respect of shares of PACS on the Mandatory Conversion Date (as hereinafter defined) or on the date of their earlier conversion or redemption.

           (b) So long as any shares of PACS are outstanding, no dividends or other distributions (other than dividends payable in Junior Securities (as defined below) or warrants, rights or options exercisable for or convertible into Junior Securities, together with cash in lieu of fractional shares of Junior Securities or fractional interests in any such warrants, rights or options), and no redemption, purchase or other acquisition for value (other than redemptions, purchases or acquisitions payable in Junior Securities or warrants, rights or options exercisable for or convertible into Junior Securities, together with cash in lieu of fractional shares of Junior Securities or fractional interests in any such warrants, rights or options), shall be paid or made, as the case may be, with respect to, nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of, (a) the Common Stock, $.01 par value per share, of the Company ("Common Stock") or any other class or series of the Company's capital stock ranking junior to the PACS with respect to dividends or liquidation preferences (such capital stock, including the Common Stock, collectively "Junior Securities") or (b) Parity Preferred Stock (as defined below) until cumulative dividends on the PACS and Parity Preferred Stock in the full amounts owing for all dividend periods ending, and all amounts payable upon redemption or conversion of PACS and Parity Preferred Stock, on or prior to the date on which the proposed dividend or distribution is paid, or the proposed redemption, purchase or other acquisition is effected, have been, in the case of dividends, declared and, in all cases, paid or set apart for payment.

           (c) If any dividends are not paid or set apart in full, as aforesaid, with respect to shares of PACS and any Parity Preferred Stock, all dividends declared with respect to shares of PACS and any Parity Preferred Stock shall be declared pro rata based on the number of shares so that the amount of dividends declared per share on shares of PACS and such Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on shares of PACS and such Parity Preferred Stock bear to each other. Holders of the shares of PACS shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as provided in Section (2) (a).

           (d) Subject to the foregoing provisions of this Section (2), the Board of Directors may declare and the Company may pay or set apart for payment dividends and other distributions on any of the Junior Securities and Parity Preferred Stock and may redeem, purchase or otherwise acquire any Junior Securities and Parity Preferred Stock, in either case from time to time, and the holders of the shares of PACS shall not be entitled to share therein.

           (e) Any dividend payment made on shares of PACS shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of PACS.

           (f) All dividends paid with respect to shares of PACS pursuant to this Section (2) shall be paid pro rata to the holders entitled thereto.

     3. Redemption and Conversion. (a) Mandatory Conversion. On July 19, 2000 (the "Mandatory Conversion Date"), subject to (x) the right of the Company to redeem the shares of PACS on or after July 19, 1999 (the "Initial Redemption Date") and prior to the Mandatory Conversion Date, as described below, and (y) the conversion of the shares of PACS at the option of the holder at any time prior to the Mandatory Conversion Date, as described below, each outstanding share of PACS shall convert automatically (the "Mandatory Conversion") into

           (i)  shares of Common Stock at the Common
                Equivalent Rate (as hereinafter defined) in effect on the Mandatory Conversion Date; and

           (ii) the right to receive an amount in cash equal to all accrued and unpaid dividends on such share of PACS (the "Accrued Dividend Amount") (other than previously declared dividends payable to a different holder of record on a prior date) to the Mandatory Conversion Date, whether or not declared, out of funds legally available for the payment of dividends. The Common Equivalent Rate is initially one share of Common Stock for each share of PACS and is subject to adjustment as set forth below (the "Common Equivalent Rate").

           (b)  Redemption by the Company.

           (i)  Right to Redeem.  Shares of PACS are
                _______________
                not redeemable by the Company prior to the Initial Redemption Date. At any time and from time to time on or after the Initial Redemption Date and prior to the Mandatory Conversion Date, the Company shall have the right to redeem, in whole or in part, the outstanding shares of PACS. Upon any such redemption, the Company shall deliver to the holders of shares of PACS in exchange for each share so redeemed, the greater of (A) a number of shares of Common Stock equal to the Call Price (as hereinafter defined) in effect on the redemption date, divided by the Current Market Price of the Common Stock determined as of the second trading day immediately preceding the Notice Date (as hereinafter defined) or
                (B) .8197 of a share of Common Stock (each a "Redemption Rate")(subject to adjustment as set forth below). The public announcement of any call for redemption shall be made prior to, or at the time of, the mailing of the notice of such call to holders of shares of PACS as described below. If fewer than all the outstanding shares of PACS are to be redeemed, shares of PACS to be redeemed shall be selected by the Company from outstanding shares of PACS not previously redeemed by lot or pro rata (as nearly as may be practicable). As used in this subparagraph (b), the term "Notice Date" with respect to any notice given by the Company in connection with a redemption of shares of PACS means the date on which first occurs either the public announcement of such redemption or the commencement of mailing of such notice to the holders of shares of PACS.

           (ii) Notice of Redemption.  The Company shall provide
                ____________________
                notice of any redemption of the shares of PACS pursuant to this subparagraph (b) to holders of record of PACS to be called for redemption not less than 15 days nor more than 60 days prior to the date fixed for such redemption. The earliest Notice Date for any call for redemption of shares of PACS is not earlier than May 20, 1999.

                Such notice shall be provided by mailing notice of such redemption, first class postage prepaid, to each holder of record of shares of PACS to be redeemed, at such holder's address as it appears on the stock register of the Company; provided
                                                      ________
                that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of PACS to be redeemed except as to the holders to whom the Company has failed to give said notice or whose notice was defective.

                Each such notice shall state, as appropriate, the following and may contain such other information as the Company deems advisable:

                (A)  the redemption date;

                (B) that all outstanding shares of PACS are to redeemed or, in the case of a call for redemption of fewer than all outstanding shares of PACS, the number of such shares held by such holder to be redeemed;

                (C)  the number of shares of Common Stock
                deliverable upon redemption of each share of PACS to be redeemed and, if applicable, the Redemption
                Rate and the Current Market Price used to calculate such number of shares of Common Stock;

                (D) the place or places where certificates for such shares are to be surrendered for redemption;
                and

                (E) that dividends on the shares of PACS to be redeemed shall cease to accrue on such redemption date (except as otherwise provided herein).

           (c)  Procedures Upon Conversion and Redemption.

           (i)  Deposit of Shares and Funds.  The Company's
                ___________________________
                obligation to deliver shares of Common Stock and provide funds upon redemption in accordance with Sections 3(a) and 3(b) shall be deemed fulfilled if, on or before the Mandatory Conversion Date or a redemption date, as applicable, the Company shall irrevocably deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City, or shall set aside or make other reasonable provision for the issuance of such number of shares of Common Stock as are required to be delivered by the Company pursuant to Section 3(a) or 3(b), as the case may be, upon the occurrence of the Mandatory Conversion or the related redemption (and for the payment of cash in lieu of the issuance of fractional share amounts and accrued and unpaid dividends payable in cash on the shares to be redeemed as and to the extent provided by Section 3(a) or 3(b), as the case may be). Any interest accrued on such funds shall be paid to the Company from time to time. Subject to applicable laws, any shares of Common Stock or funds so deposited and unclaimed at the end of two years from such redemption date shall be repaid and released to the Company, after which time the holder or holders of such shares of PACS so converted or called for redemption shall look only to the Company for delivery of such shares of Common Stock or funds.

           (ii) Surrender of Certificates; Status.  Each holder of
                _________________________________
                shares of PACS to be converted or redeemed pursuant to Section 3(a) or 3(b), as the case may be, shall surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state) to the Company at the place designated by the Company and shall thereupon be entitled to receive certificates evidencing shares of Common Stock and to receive any funds payable pursuant to Sections 3(a) or 3(b), as the case may be, following such surrender and following the date of such conversion or redemption. In case fewer than all the shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Company representing the unredeemed shares. If, on the Mandatory Conversion Date, or, in the event of a redemption, on the date fixed for redemption, as the case may be, shares of Common Stock and funds necessary for such Mandatory Conversion or redemption, as applicable, shall have been irrevocably either set aside by the Company separate and apart from its other funds or assets in trust for the account of the holders of the shares to be converted or to be redeemed (and so as to be and continue to be available therefor) or deposited with a bank or trust company or an affiliate thereof or the Company shall have made other reasonable provision therefor, then, notwithstanding that the certificates evidencing any shares of PACS so converted or called for redemption shall not have been surrendered, the shares of PACS represented thereby so converted or called for redemption shall be deemed no longer outstanding, dividends with respect to the shares so converted or called for redemption shall cease to accrue on the Mandatory Conversion Date or the date fixed for redemption, as applicable, (except that holders of shares of PACS at the close of business on a record date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such record date and prior to such Dividend Payment Date) and all rights with respect to the shares so converted or called for redemption shall forthwith after such date cease and terminate, except for the rights of the holders to receive the shares of Common Stock and funds, if any, payable pursuant to Sections 3(a) or 3(b) without interest upon surrender of their certificates therefor (unless the Company defaults on the delivery of such shares or the payment of such funds). Holders of shares of PACS that are converted or redeemed shall not be entitled to receive dividends declared and paid on such shares of Common Stock, and such shares of Common Stock shall not be entitled to vote, until such shares of Common Stock are issued upon the surrender of the certificates representing such shares of PACS and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to such redemption date or Mandatory Conversion Date with interest thereon. Amounts payable in cash in respect of shares of PACS or shares of Common Stock shall not bear interest.

           (d) Conversion at Option of Holder. Shares of PACS are convertible, in whole or in part, at the option of the holder thereof, at any time prior to the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at a rate of .8197 of a share of Common Stock for each share of PACS (the "Optional Conversion Rate"), subject to adjustment as set forth below. The right to convert shares of PACS called for redemption shall terminate immediately prior to the close of business on the redemption date with respect to such shares.

           Conversion of shares of PACS at the option of the holder may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Company or in blank, to the office or agency to be maintained by the Company for that purpose (and, if applicable, cash payment of an amount equal to the dividend payable on such shares), and otherwise in accordance with conversion procedures established by the Company. Each optional conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied. The conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

           Holders of shares of PACS at the close of business on a record date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such record date and prior to the corresponding Dividend Payment Date. However, shares of PACS surrendered for conversion after the close of business on a record date for any payment of dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment to the Company in cash of an amount equal to the dividend thereon which is to be paid on such Dividend

Payment Date (unless such shares have been called for redemption on a redemption date between such record date and such Dividend Payment Date). A holder of shares of PACS called for redemption on July 19, 1999 or any other Dividend Payment Date thereafter will receive the dividend on such shares payable on that date without paying an amount equal to such dividend to the Company upon conversion. Except as provided above, upon any optional conversion of shares of PACS, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of PACS or for previously declared dividends or distributions on the shares of Common Stock issued upon such conversion.

           (e) Adjustments of the Common Equivalent Rate, Optional Conversion Rate and Redemption Rate. The Common Equivalent Rate, the Optional Conversion Rate and the Redemption Rates (collectively, the "Rates") shall be each subject to adjustment from time to time as provided below in this section
(e).

           (i)  If the Company shall, after July 19, 1996:

                   (A)  pay a stock dividend or make a
                        distribution with respect to its Common
                        Stock in shares of such Common Stock,

                   (B)  subdivide or split its outstanding Common
                        Stock into a greater number of shares,

                   (C)  combine its outstanding shares of Common
                        Stock into a smaller number of shares, or

                   (D) issue by reclassification of its shares of Common Stock any shares of common stock of the Company;

                   then, in any such event, the Rates in effect immediately prior to such event shall each be adjusted so that the holder of any shares of PACS shall thereafter be entitled to receive, upon Mandatory Conversion or upon conversion at the option of the holder or redemption, the number of shares of Common Stock of the Company which such holder would have owned or been entitled to receive immediately following any event described above had such shares of PACS been converted immediately prior to such event or any record date with respect thereto. Such adjustment shall become effective at the opening of business on the business day next following the record date for determination of stockholders entitled to receive such dividend or distribution, in the case of a dividend or distribution, and shall become effective immediately after the effective date, in the case of a subdivision, split, combination or reclassification. Such adjustments shall be made successively.

           (ii) If the Company shall, after July 19, 1996, issue rights or warrants to all holders of its Common Stock (other than Rights issued pursuant to any Rights Plan of the Company) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price at the time of such issue, then, in any such event unless such rights or warrants are issued to holders of shares of PACS on a pro rata basis with the shares of Common Stock based on the Common Equivalent Rate on the date immediately preceding such issuance, each Rate shall be adjusted by multiplying such Rate, in effect immediately prior to the date of issuance of such rights or warrants, by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price). Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, each Rate shall be readjusted to the applicable Rate which would then be in effect had the adjustments been made upon the issuance of such rights or warrants upon the basis of delivery of only the number of shares of Common Stock actually delivered. Such adjustment shall be made successively.

          (iii) If the Company shall after July 19, 1996, pay a dividend or make a distribution to all holders of its Common Stock of evidences of its indebtedness, cash or other assets (including capital stock of the Company or any subsidiary of the Company, but excluding (x) the Company's regular quarterly cash dividend and (y) dividends referred to in subparagraph (i) above) or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than Rights issued pursuant to any Rights Plan of the Company and those referred to in subparagraph (ii) above), then unless such dividend is paid or distribution is made to each holder of shares of PACS on a pro rata basis with the shares of Common Stock based on the Common Equivalent Rate on the date immediately preceding such payment or distribution, in any such event, each Rate shall be adjusted by multiplying such Rate in effect on the record date mentioned below, by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution, and of which the denominator shall be such Current Market Price per share of Common Stock less the fair market value (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. Such adjustment shall be made successively.

          (iv) Any shares of Common Stock issuable in payment of a dividend or other distribution shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend or other distribution for purposes of calculating the number of outstanding shares of Common Stock under subsection (ii) above.

           (v) The Company shall also be entitled to make upward adjustments in the Common Equivalent Rate, the Optional Conversion Rate, the Redemption Rate and the Call Price, as it in its sole discretion shall determine to be advisable, in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) made by the Company to its stockholders after July 19, 1996 shall not be taxable.

          (vi) In any case in which subsection 3(e) shall require that an adjustment as a result of any event becomes effective at the opening of business on the business day next following a record date and the date fixed for conversion pursuant to subsection 3(a) or redemption pursuant to subsection 3(b) or 3(d) occurs after such record date, but before the occurrence of such event, the Company may, in its sole discretion, elect to defer the following until after the occurrence of such event: (A) issuing to the holder of any converted or redeemed shares of PACS the additional shares of Common Stock issuable upon such conversion or redemption over the shares of Common Stock issuable before giving effect to such adjustments and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to subsection 3(j).

          (vii) All adjustments to the Rates shall be calculated to the nearest 1/100th of a share of Common Stock. No adjustment in the Rates shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustment which by reason of this subsection (vii) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

           (f) Adjustment for Consolidation or Merger. In case of any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the surviving or continuing corporation and in which the Common
Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in the case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, proper provisions shall be made so that each share of PACS shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of PACS might have been converted immediately prior to consummation of such transaction, (ii) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such shares of PACS would have converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such shares of PACS (other than previously declared dividends payable to a holder of record as of a prior date), and
(iii) redemption on any redemption date in exchange for the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable at the Redemption Rate in effect on such redemption date upon a redemption of such share immediately prior to consummation of such transaction, assuming in each case that such holder of Common
Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into or for which the shares of PACS shall be convertible or redeemable after consummation of such transaction shall be subject to adjustment as described in Section 3(e) following the date of consummation of such transaction. The Company may not become a party to any such transaction unless (A) the terms thereof are consistent with the foregoing or (B) the holders of shares of PACS shall have approved other terms in accordance with the provisions of Section 5(c).

           For purposes of the immediately preceding paragraph, any sale or transfer to another corporation of property of the Company which did not account for at least 50% of the consolidated net income of the Company for its most recent fiscal year ending prior to the consummation of such transaction shall not in any event be deemed to be a sale or transfer of the property of the Company as an entirety or substantially as an entirety.

           (g) Notices of Adjustments. (i) Whenever the Rates are adjusted as herein provided, the Company shall:

            (A) forthwith compute the adjusted Rates in accordance
                herewith and prepare a certificate signed by an officer of the Company setting forth the adjusted Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent for the shares of PACS and the Common Stock; and

            (B) make a prompt public announcement and mail a
                notice to the holders of the outstanding shares of PACS stating that the Rates have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Rates, such notice to be mailed at or prior to the time the Company mails an interim statement to its stockholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter.

           (ii) In case, at any time while any of the shares of PACS are outstanding,

            (A) the Company shall declare a dividend
                (or any other distribution) on its Common Stock, excluding any cash dividends; or

            (B) the Company shall authorize the issuance to all
                holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or

            (C) the Company shall authorize any reclassification,
                subdivision or split of its Common Stock (other than a subdivision or combination thereof) or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (except for a merger of the Company into one of its subsidiaries solely for the purpose of changing the corporate domicile of the Company to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Company other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or the sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety; or

            (D) the Company shall authorize the voluntary or
                involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of PACS, and shall cause to be mailed to the holders of shares of PACS at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give or receive the notice required by this subsection
(g)(ii) or any defect therein shall not affect the legality or validity of such dividend, distribution, right or warrant or other action.

           (h) Effect of Conversions and Redemptions. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon any conversion or redemption shall be deemed to have become on the date of any such conversion or redemption the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open.

           (i) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the redemption or conversion of any shares of PACS.
In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of PACS of any holder which are redeemed or converted on any redemption date or upon Mandatory Conversion or any optional conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the value of such fractional shares based on the
(i) Current Market Price as of the second Trading Date immediately preceding the Notice Date, in the case of redemption, or (ii) Closing Price of the Common Stock determined (A) as of the fifth Trading Date immediately preceding the Mandatory Conversion Date, in the case of Mandatory Conversion, or (B) as of the second Trading Date immediately preceding the effective date of conversion, in the case of an optional conversion by a holder. If more than one share shall be surrendered for conversion or redemption at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of PACS so surrendered or redeemed.

            (j) Reissuance. Shares of PACS that have been issued and reacquired in any manner, including shares purchased, exchanged, redeemed or converted, shall not be reissued as part of PACS and shall (upon compliance with any applicable provisions of the laws of the State of Connecticut) have the status of authorized and unissued shares of preferred stock of the Company ("Preferred Stock") undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

           (k) Definitions. As used in these provisions applicable to the PACS:

           (i)  the term "business day" shall mean
                any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of Connecticut are authorized or obligated by law or executive order to close or are closed because of a banking moratorium or otherwise;

           (ii)  the term "Call Price" of each share
                 of PACS shall be the sum of (x) $76 1/8 and (y) all accrued and unpaid dividends thereon to but not including the redemption date (other than previously declared dividends payable to a holder of record as of a prior date);

           (iii)  the term "Closing Price" on any day
                  shall mean the last reported sales price on such day or, in case no such sale takes place on such day, the average of the reported closing high and low quotations, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (as reported on the NYSE Composite Tape or a similar reporting system) or, if the Common Stock is not listed or admitted to trading on a national securities exchange, on the NASDAQ National Market System, or, if the Common Stock is not listed or admitted to trading on a national securities exchange or the NASDAQ National Market System, the average of the high bid and low-asked quotations of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if no such quotations are available, the fair market value of the Common Stock as determined by any New York Stock Exchange member firm selected from time to time by the Board of Directors for such purpose;

            (iv) the term "Current Market Price" per share of Common Stock at any date shall be deemed to be the lesser of (x) the average of the daily Closing Prices for the twenty consecutive Trading Dates ending on and including the date in question or (y) the Closing Price of the Common Stock for such date of determination; provided, that, if any event that results
                  ________
                  in an adjustment of the Common Equivalent Rate occurs during such twenty day period, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event;

           (v) the term "Parity Preferred Stock" means the Company's Class A Voting Preferred Stock, $.01 par value per share, Class B Voting Preferred Stock, $.01 par value per share, and Class D Non-Voting Preferred Stock, $.01 par value per share, and any other class or series of the Company's Preferred Stock that by its terms ranks on a parity as to both the payment of dividends and distribution of assets upon a liquidation of the Company; and

          (vi) the term "Trading Date" shall mean a date on which the New York Stock Exchange (or any successor thereto) is open for the transaction of business.

          (l) Payment of Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of shares of PACS pursuant to this
Section 3; provided, however, that the Company shall not be
           ________  _______
required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of shares of PACS redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

           (m) Reservation of Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or its issued Common Stock held in its treasury, for the purpose of effecting any Mandatory Conversion of the shares of PACS or any conversion of the shares of PACS at the option of the holder, the full number of shares of Common Stock then deliverable upon any such conversion of all outstanding shares of PACS.

     4. Liquidation Rights. (a) In the event of the liquidation, dissolution, or winding up of the business of the Company, whether voluntary or involuntary, the holders of shares of PACS then outstanding, after payment or provision for payment of the debts and other liabilities of the Company and the payment or provision for payment of any distribution on any shares of the Company having a preference and a priority over the shares of PACS on liquidation, and before any distribution to the holders of Junior Securities, shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount per share of PACS in cash equal to the sum of (i) $76 1/8 plus (ii) all accrued and unpaid dividends thereon. All amounts paid in respect of such liquidation, dissolution or winding up shall be paid pro rata to the holders of PACS entitled thereto.
In the event the assets of the Company available for distribution to the holders of the shares of PACS upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding shares of PACS and of all other series of Parity Securities, the holders of shares of PACS and of all series of Parity Securities shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of PACS and the holders of outstanding shares of such Parity Preferred Stock were paid in full. Except as provided in this Section 4, holders of PACS shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

           (b) For the purposes of this Section 4, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company:

                (i) the sale, transfer, lease or exchange of the assets of the Company as an entirety or substantially as an entirety; or

                (ii) the consolidation or merger of the Company with one or more other corporations (whether or not the Company is the corporation surviving such consolidation or merger).

     5. Voting Rights. (a) The holders of record of shares of PACS shall have the right with the holders of Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on the basis of 4/5 of a vote for each share held. The holders of shares of PACS and the holders of Common Stock shall vote together as one class except as otherwise set forth herein or as otherwise provided by law or elsewhere in the Certificate of Incorporation.

           (b)  For so long as any shares of PACS are
outstanding, if at any time dividends payable on the shares of PACS or any other series of Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, or if any other series of Preferred Stock shall be entitled for any other reason to exercise voting rights, separate from the Common Stock, to elect any Directors of the Company ("Preferred Stock Directors"), the holders of the shares of PACS, voting separately as a class with the holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable, with each share of PACS entitled to vote on this and other matters upon which holders of Preferred Stock vote as a group, shall have the right to vote for the election of two Preferred Stock Directors of the Company, such Directors to be in addition to the number of Directors constituting the Board of Directors immediately prior to the accrual of such right. Such right of the holders of shares of PACS to elect two Preferred Stock Directors shall, when vested, continue until all dividends in arrears on the shares of PACS and such other series of Preferred Stock shall have been paid in full and the right of any other series of Preferred Stock to exercise voting rights, separate from the Common Stock, to elect Preferred Stock Directors shall terminate or have terminated and, when so paid, and any such termination occurs or has occurred, such right of the holders of shares of PACS to elect two Preferred Stock Directors separately as a class shall cease, subject always to the same provisions for the vesting of such right of the holders of the shares of PACS to elect two Preferred Stock Directors in the case of future dividend defaults.

           The term of office of each Director elected pursuant to the preceding paragraph shall terminate on the earlier of (i) the next annual meeting of stockholders at which a successor shall have been elected and qualified or (ii) the termination of the right of the holders of shares of PACS and such other series of Preferred Stock to vote for Directors pursuant to the preceding paragraph. Vacancies on the Board of Directors resulting from the death, resignation or other cause of any such Director shall be filled exclusively by no less than two-thirds of the remaining Directors and the Director so elected shall hold office until a successor is elected and qualified.

           (c) For as long as any shares of PACS remain outstanding, the affirmative consent of the holders of at least two-thirds thereof actually voting (voting separately as a class) given in person or by proxy, at any annual meeting or special meeting of the shareholders called for such purpose, shall be necessary to (i) amend, alter or repeal any of the provisions of the Certificate of Incorporation of the Company which would adversely affect the powers, preferences or rights of the holders of the shares of PACS then outstanding or reduce the minimum time required for any notice to which holders of shares of PACS then outstanding may be entitled; provided, however, that any such
                             ________  _______
amendment, alteration or repeal that would authorize, create or increase the authorized amount of any additional shares of Junior Securities or any other shares of stock (whether or not already authorized) ranking on a parity with the shares of PACS shall be deemed not to adversely affect such powers, preferences or rights and shall not be subject to approval by the holders of shares of PACS; and provided further that clause (i) shall not be applicable
          ________ _______
to the amendment, alteration or repeal of any provisions of the Certificate of Incorporation of the Company approved at a meeting of the shareholders the record date of which is prior to the issuance of any shares of PACS; (ii) authorize or create, or increase the authorized amount of, any capital stock, or any security convertible into capital stock, of any class ranking senior to PACS as to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company; or (iii) merge or consolidate with or into any other corporation, unless each holder of the shares of PACS immediately preceding such merger or consolidation shall have the right either to (A) receive or continue to hold in the resulting corporation the same number of shares, with substantially the same rights and preferences, as correspond to the shares of PACS so held or (B) convert into shares of Common Stock at the Common Equivalent Rate in effect on the date immediately preceding the announcement of any such merger or consolidation.

           There is no limitation on the issuance by the Company of Parity Preferred Stock or of any class ranking junior to the shares of PACS.

           Notwithstanding the provisions summarized in the preceding two paragraphs, however, no such approval described therein of the holders of the shares of PACS shall be required to authorize an increase in the number of authorized shares of Preferred Stock or if, at or prior to the time when such amendment, alteration, or repeal is to take effect or when the authorization, creation or increase of any such senior stock or security is to be made, or when such consolidation or merger, liquidation, dissolution or winding up is to take effect, as the case may be, provision is made for the redemption of all shares of PACS at the time outstanding.

     6. Preemptive Rights. The holders of shares of PACS shall have no preemptive rights, including rights with respect to any shares of capital stock or other securities of the Company convertible into or carrying rights or options to purchase any such shares.

     7. Limitations. Except as may otherwise be required by law, the shares of PACS shall not have any terms, limitations, and relative rights and preferences other than those specifically set forth herein.